Silberstein Ungar, PLLC CPAs and Business Advisors

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

October 20, 2014

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 205497561

Re: Bioshaft Water Technology, Inc.

We have read the statements included in the 8-K/A Amendment No. 2 dated July 29, 2014 of Bioshaft Water Technology, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K/A Amendment No. 2.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC